EXHIBIT 99.1
                                                                    ------------



                                                                    NEWS RELEASE

FOR IMMEDIATE RELEASE

               SUBURBAN PROPANE PARTNERS, L.P. TO HOLD FISCAL 2003
                     SECOND QUARTER RESULTS CONFERENCE CALL

WHIPPANY, NEW JERSEY, APRIL 11, 2003 -- Suburban Propane Partners, L.P. (NYSE:SPH), a leading marketer of propane gas and related products and services nationwide, announced today that it has scheduled its Fiscal 2003 Second Quarter Results Conference Call for Thursday, April 24, 2003 at 10:00 AM Eastern Daylight Time.

Analysts, investors and other interested parties are invited to listen to management's discussion of Suburban's Fiscal 2003 second quarter results and business outlook by accessing the call via the internet at WWW.SUBURBANPROPANE.COM, or by telephone as follows:

                            Phone #: (888) 273-9887
           Ask for: Suburban Propane Fiscal Year 2003 Second Quarter
                             Results Conference Call

In addition, a replay of the conference call will be available from 1:30 PM Thursday, April 24 until 1:30 PM Friday, April 25, 2003 and can be accessed by dialing (800) 475-6701, Access Code 680914. The replay will also be available via Suburban's web site until Thursday, May 1, 2003.

Suburban Propane Partners, L.P. is a publicly traded Master Limited Partnership listed on the New York Stock Exchange. Headquartered in Whippany, New Jersey, Suburban has been in the customer service business since 1928 and is the nation's third largest propane gas marketer. The Partnership serves approximately 750,000 residential, commercial, industrial and agricultural customers through more than 320 customer service centers in more than 40 states. Corporate news, unit prices and additional information about Suburban are available 24 hours a day, 7 days a week on Suburban's web site:
WWW.SUBURBANPROPANE.COM.



Company contact:  Robert M. Plante
                  Vice President-Finance
                  (973) 503-9252